UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 6, 2003

GEOCOM RESOURCES, INC. (Exact name of registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation)	333-62482 (Commission File Number)	98-0349734 (IRS Employer Identification No.)
1030 West Georgia Street Suite 1208 Vancouver, B.C., Canada (Address of principal executive offices)		V6E 2Y3 (Zip/Postal Code)
Registrant's telephone number, including area code: (604) 662-7900
N/A (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

Not applicable.

Item 2. Acquisition or Disposition of Assets.

Not applicable.

Item 3. Bankruptcy or Receivership.

Not applicable

Item 4. Changes in Registrant's Certifying Accountant.

Not applicable.

Item 5. Other Events and Regulation FD Disclosure.

On December 22, 2002 the Letter of Intent between the Registrant and ADS Drilling Services Inc. dated September 25, 2002 was formally cancelled. Due to an inability to secure necessary financing, the conditions were not met within the 30 day period and the parties were entitled to terminate the Letter of Intent. The Registrant and ADS continued to make bona fide efforts to raise the financing beyond the 30 day period and the parties extended the terms of the Letter of Intent by extension letters dated October 25 and October 31, 2002. However, the efforts of the parties to raise financing for the acquisition were ultimately unsuccessful. Accordingly, on December 22, 2002 the Letter of Intent was officially cancelled by ADS Drilling Services Inc.

Item 6. Resignations of Registrant's Directors.

Not applicable

Item 7. Financial Statements and Exhibits.

  Financial Statements of Business Acquired.

  Not applicable

  Pro forma Financial Information.

  Not applicable.

  Exhibits.

There is attached hereto the following exhibits:

Exhibit 1. Cancellation of Letter of Intent

Item 8. Change in Fiscal Year.

Not applicable.

Item 9. Regulation FD Disclosure.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2003

GEOCOM RESOURCES INC.

/s/ Andrew B. Stewart
_______________________________
By: Andrew B. Stewart, Secretary